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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

            Date of Report (Earliest event reported): October 5, 2000



                             EBIZ ENTERPRISES, INC.
             (Exact Name of Registrant as Specified in its Charter)


         NEVADA                        0-27721                   84-1075269
(State of Incorporation)        (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)


                              15695 NORTH 83RD WAY
                            SCOTTSDALE, ARIZONA 85260
                    (Address of Principal/Executive Offices)


                                 (480) 778-1000
               (Registrant's Telephone Number Including Area Code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On October 5, 2000, Ebiz Enterprises, Inc. completed the acquisition of LinuxMall.com, Inc. by merger of LinuxMall into a newly formed wholly owned subsidiary of Ebiz. Under the terms of the final transaction, Ebiz agreed to issue approximately 7,240,000 shares of its common stock in exchange for cancellation of all outstanding common stock and certain preferred securities of LinuxMall. An additional approximate 2,510,000 shares will be issued in January, 2001 upon conversion of the remaining outstanding preferred securities. At the October 4, 2000 closing price of $1.281 per share, the value of all shares to be issued to acquire LinuxMall equals approximately $12,490,000. The transaction will be accounted for under the purchase method of accounting.

     The exchange ratios are 1.8 shares of Ebiz's common stock for all common stock of LinuxMall and 2 shares of its common stock for the preferred securities of LinuxMall. Ebiz also assumed obligations of LinuxMall to issue Ebiz's common stock upon exercise of certain outstanding options and warrants of LinuxMall upon exercise by the holders of these securities.

     Ebiz common stock issued in the transaction is to be issued to the holders of LinuxMall's outstanding common stock and preferred securities. No pre-existing relationship between these holders and Ebiz exists. Southwest Securities, Inc. advised Ebiz in connection with the acquisition and rendered its opinion that the transaction was economically fair to the shareholders of Ebiz.

     Under the terms of the acquisition, Jeffery I. Rassas is to be appointed as the Chairman and Chief Strategic Officer of the combined company, David Shaw as the Chief Executive Officer, Stephen Herman as the Chief Operations Officer and Ray Goshorn as the Chief Financial Officer. Mr. Shaw and Mark Bolzern are to be appointed as members of Ebiz's Board of Directors and additional directors are to be determined. Chuck Mead will also be appointed as the Chief Technical Officer of the combined company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

     Financial statements of LinuxMall will be submitted within 60 days of this filing.
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EXHIBITS

10.14* Agreement and Plan of Merger, dated August 7, 2000, between Ebiz, LinuxMall.com, Inc. ("LINUXMALL") and LinuxMall Acquisition, Inc. ("MERGER SUB")

10.15* First Amendment to Agreement and Plan of Merger, dated October 3, 2000, between Ebiz, LinuxMall and Merger Sub

10.16* Registration Rights Agreement, dated October 5, 2000 between Ebiz, LinuxMall and Merger Sub

10.17*  Shareholder Voting Agreement and Proxy, dated October 5, 2000 by Jeffrey
        J. Rassas

10.18*  Shareholder Voting Agreement and Proxy, dated October 5, 2000 by Stephen
        C. Herman

10.19*  Compensation Agreement, dated October 5, 2000, between Ebiz and
        LinuxMall

* Incorporated by reference from Ebiz's Form 10-KSB for the fiscal year ended June 30, 2000 filed with the Securities and Exchange Commission on October 13, 2000.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: October 20, 2000.                     EBIZ ENTERPRISES, INC.


                                             By: /s/ Ray Goshorn
                                                 -------------------------------
                                                 Ray Goshorn
                                                 Chief Financial Officer